Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT NORMALLY TREATS AS PRIVATE AND CONFIDENTIAL. OMISSIONS ARE IDENTIFIED AS [***].

AGREEMENT

dated as of December 29, 2025

by and between

ZURA BIO LIMITED

and

ATHANOR CAPITAL

i

AGREEMENT

This Agreement (this “Agreement”), dated as of December 29, 2025 (the “Effective Date”), is made by and between Athanor Capital, a Cayman Islands exempted company (“Athanor”), and Zura Bio Limited, a Cayman Islands exempted company (“Zura Bio”). Zura Bio and Athanor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

In connection with the Parties’ termination of the Letter Agreements (as defined below) and in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following initially capitalized terms shall have the meanings set forth in this Article 1:

1.1            “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, after consultation with legal counsel to Zura Bio, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of Zura Bio or the board of directors of Zura Bio, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) Zura Bio has a bona fide business purpose for not making such information public.

1.2            “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, is controlling or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) “Beneficial Ownership” (as calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of more than 50% (or the maximum ownership interest permitted by Applicable Law) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity.

1.3            “Applicable Law” means any applicable United States federal, state or local, or foreign or multinational law (including data protection and privacy laws), statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law. For the avoidance of doubt, any specific references to any Applicable Law or any portion thereof shall be deemed to include all then-current amendments thereto or any replacement or successor law, statute, standard, ordinance, code, rule, regulation, resolution, order, writ, judgment, injunction, decree, stipulation, ruling or determination thereto.

1.4            “Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in New York, New York, Indianapolis, Indiana, United States, the Cayman Islands or London, United Kingdom.

1.5            “Calendar Quarter” means each three (3)-month period commencing January 1, April 1, July 1 or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.6            “Change of Control” means, with respect to Zura Bio or ZB17 LLC, a Delaware limited liability company (“ZB17”), (a) a merger or consolidation or similar transaction of Zura Bio or ZB17, respectively, with a Third Party that results (i) in the voting securities of such Zura Bio or ZB17, respectively, outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation or (ii) in the members of the board of directors of Zura Bio or ZB17, respectively, immediately prior to such transaction constituting less than a majority of the members of the board of directors of Zura Bio or ZB17, respectively, immediately following such transaction, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, (i) becomes the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of Zura Bio or ZB17, respectively, or (ii) has the power, directly or indirectly, to elect a majority of the members of Zura Bio’s or ZB17’s board of directors, or similar governing body, but in each case (a) and (b), excluding any consolidation or merger effected exclusively to change the domicile of Zura Bio or ZB17, respectively, any transaction or series of transactions effected principally for а bona fide financing transaction, and an offering of shares or stock sale to underwriters in a public offering.

1.7            “Class A Shares” shall mean the class A ordinary shares, of par value US$0.0001 each, of Zura Bio.

1.8            “Commission” shall mean the U.S. Securities and Exchange Commission.

1.9            “Designated Officer” means a representative appointed by a Party for purposes of dispute resolution.

1.10          “Dollar” or “$” means the legal tender of the United States of America.

1.11          “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, co-sale, tag along or drag along right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.)

1.12          “First Indication Regulatory Approval” means, with respect to a specified jurisdiction, the receipt of Regulatory Approval in such jurisdiction for the Product for any Indication (being an Indication for which no Regulatory Approval has previously been received for such Product in such jurisdiction).

1.13          “Force Majeure” means any circumstances whatsoever which are not within the reasonable control of the Party affected thereby, including any such act of God, war, act of terrorism, pandemic, insurrection, riot, strike or labor dispute, shortage of materials, fire, explosion, flood, government requisition or allocation, breakdown of or damage to plant, equipment or facilities, interruption or delay in transportation, fuel supplies or electrical power, embargo, boycott, order, or act of civil, military, or other Governmental Authority.

1.14          “Governmental Authority” means any United States federal, state or local, or any foreign government or political subdivision thereof, or any multinational organization or authority, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body. For clarity, any Regulatory Authority shall be a Governmental Authority.

1.15          “Indication” means any disease or condition that a product can be used to treat or prevent, which use is the subject of a separate Regulatory Approval.

1.16          “Letter Agreements” means, collectively, (i) that certain letter agreement by and among Stone Peach Properties LLC, a Georgia limited liability company (“Stone Peach”), Zura Bio, and Z33 Bio Inc., dated December 8, 2022, as amended by letter agreement dated November 21, 2023; and (ii) that certain letter agreement by and among Stone Peach, Zura Bio, and ZB17, dated April 24, 2023, as amended by letter agreement dated November 21, 2023.

1.17          “Lilly” means Eli Lilly and Company, an Indiana corporation.

1.18          “Lilly Agreement” means that certain License, Development and Commercialization Agreement dated as of April 26, 2023 by and between Lilly and ZB17.

1.19          “Maximum Number of Securities” means the maximum dollar amount or maximum number of securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering.

1.20          “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

1.21          “Net Sales” has the meaning given to such term in the Lilly Agreement.

1.22          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.

1.23          “Pricing Approval” means, with respect to any country where a Governmental Authority authorizes reimbursement or access, or approves or determines pricing, for pharmaceutical products, receipt (or, if required to make such authorization, approval of determination effective publication) of such reimbursement or access authorization or pricing approval or determination (as the case may be).

1.24          “Product” means tibulizumab (ZB-106).

1.25          “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

1.26          “Registrable Security” shall mean (a) the Athanor Shares, (b) any other equity security of Zura Bio issued or issuable with respect to the Athanor Shares by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by Athanor; (ii) such securities shall have been otherwise sold or transferred; (iii) such securities shall have ceased to be outstanding; and (iv) such securities may be sold without registration pursuant to Rule 144 (but without the requirement to comply with any limitations).

1.27          “Registration Statement” shall mean any registration statement filed by Zura Bio with the Commission that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

1.28          “Regulatory Approval” means, with respect to a Product in any regulatory jurisdiction for a given Indication, approval from the applicable Regulatory Authority permitting the manufacture, distribution, use and sale of such Product in such regulatory jurisdiction for such Indication in accordance with Applicable Law, including any Pricing Approvals.

1.29          “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required in such country or regulatory jurisdiction, Pricing Approval of a Product in such country or regulatory jurisdiction.

1.30          “Related Parties” means, with respect to Zura Bio, its (i) Affiliates and (ii) sublicensees of the commercial rights granted to Zura Bio under the Lilly Agreement (excluding distributors).

1.31          “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

1.32          “Stone Peach Assignment” means the acquisition by Athanor, pursuant to the terms of Athanor’s September 22, 2025 agreement with Stone Peach, of (i) all of Stone Peach’s rights under the Letter Agreements and (ii) the Z33 Bio Shares.

1.33          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which, (a) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, either (i) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) such Person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

1.34          “Territory” means worldwide.

1.35          “Third Party” means any Person other than Athanor, Zura Bio or their respective Affiliates.

1.36          “Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

1.37          “Underwritten Offering” shall mean a Registration in which securities of Zura Bio are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

1.38          “United States” or “U.S.” means the United States of America and its possessions and territories.

1.39          “Z33 Bio” means Z33 Bio Inc., a Delaware corporation and Subsidiary of Zura.

1.40          “Z33 Bio Shares” means the 4,900,222 shares of Z33 Bio preferred stock held by Stone Peach prior to the Stone Peach Assignment.

ARTICLE 2
EQUITY PROVISIONS

2.1            Share Issuance. As of the Effective Date, Zura Bio shall be obligated to issue and, no later than five (5) Business Days after the Effective Date, Zura Bio shall issue to Athanor 8,657,402 Class A Shares (the “Athanor Shares”).

2.2            Legends. The Athanor Shares shall bear legends substantially to the following effect:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE OWNED BY A PERSON, OR PERSONS, WHO MAY BE CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE, EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE COMPANY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

2.3            Z33 Bio Share Transfer. As of the Effective Date, Athanor shall transfer to Zura Bio or its designee the Z33 Bio Shares acquired by Athanor pursuant to the Stone Peach Assignment, free and clear of all Encumbrances (the “Z33 Bio Share Transfer”).

2.4            Piggyback Registration.

2.4.1            Piggyback Rights. If Zura Bio proposes to conduct a registered offering of, or if Zura Bio proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of Zura Bio, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Zura Bio’s existing shareholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of Zura Bio or (v) for a dividend reinvestment plan, then Zura Bio shall give written notice of such proposed offering to Athanor as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to Athanor the opportunity to include in such registered offering such number of Registrable Securities as Athanor may request in writing within five days after receipt of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.3.2 hereof, Zura Bio shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by Athanor pursuant to this Section 2.3.1 to be included therein on the same terms and conditions as any similar securities of Zura Bio included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of the Registrable Securities in a Piggyback Registration shall be subject to Athanor’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Zura Bio.

2.4.2            Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advise(s) Zura Bio in writing that the dollar amount or number of Class A Shares or other equity securities that Zura Bio desires to sell, taken together with (i) the Registrable Securities as to which Registration has been requested by Athanor pursuant to Section 2.3.1 and (ii) the number of Class A Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than Athanor, exceeds the Maximum Number of Securities, then:

(a)            if the Registration or registered offering is undertaken for Zura Bio’s account, Zura Bio shall include in any such Registration or registered offering (A) first, the number of Class A Shares or other equity securities that Zura Bio desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the aggregate number of Registrable Securities that Athanor has requested pursuant to Section 2.3.1 to be included in such Underwritten Offering and the number of securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights by persons or entities other than Athanor, pro rata, based on the respective number of securities that Athanor and each such other holder has requested be included in such Underwritten Offering and the aggregate number of securities that Athanor and such other holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and

(b)            if the Registration or registered offering is pursuant to a request by persons or entities other than Athanor, then Zura Bio shall include in any such Registration or registered offering (A) first, the number of Shares or other equity securities, if any, of such requesting persons or entities, other than Athanor, pursuant to separate written contractual piggy-back registration rights, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the aggregate number of Registrable Securities that Athanor has requested pursuant to Section 2.3.1 to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the number of Class A Shares or other equity securities that Zura Bio desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.4.3            Piggyback Registration Withdrawal. Athanor shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Zura Bio and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. Zura Bio (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement, whether or not Athanor has elected to include Registrable Securities in such registration. Zura Bio shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3.3.

2.5            Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

2.5.1            Upon receipt of written notice from Zura Bio that a Registration Statement or Prospectus contains a Misstatement, Athanor shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Zura Bio hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by Zura Bio that the use of the Prospectus may be resumed.

2.5.2            Subject to Section 2.4.3, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require Zura Bio to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to Zura Bio for reasons beyond Zura Bio’s control or (iii) in the good faith judgment of the board of directors, be seriously detrimental to Zura Bio and the board of directors concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, Zura Bio may, upon giving prompt written notice of such action to Athanor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any 12-month period, determined in good faith by Zura Bio to be necessary for such purpose. In the event Zura Bio exercises its rights under this Section 2.4.2, Athanor agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until it receives written notice from Zura Bio that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

2.5.3            The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 2.4.2 shall be exercised by Zura Bio, in the aggregate, not more than two (2) times or for more than sixty (60) consecutive calendar days, or for more than one hundred and twenty (120) total calendar days, in each case during any 12-month period.

ARTICLE 3
PAYMENTS AND TERMINATION

3.1            Initial Payment. In partial consideration for executing this Agreement, Zura Bio shall pay to Athanor an initial fee in an amount equal to $7,325,000 (the “Initial Fee”), which shall be due and payable within thirty (30) days after the Effective Date.

3.2            Milestone Payments. In partial consideration for executing this Agreement, Zura Bio shall make a one-time milestone payment in the amount of US$25,000,000 (the “Milestone Payment”) to Athanor after the occurrence of the earliest of any of the following events: (i) Zura Bio or ZB17 undergoes a Change of Control, (ii) the consummation by Zura Bio or ZB17 of a sale of assets resulting in net proceeds in excess of $500,000,000, or (iii) First Indication Regulatory Approval. Zura Bio shall promptly notify Athanor in writing of, but in no event later than [***] after, the occurrence of any of the foregoing milestone events (which notice shall specify the date of such occurrence) (a “Milestone Notice”); provided, however, that in no event shall a failure to deliver a Milestone Notice relieve Zura Bio of its obligation to pay the Milestone Payment when due pursuant to this Section 3.2. Zura Bio shall pay the Milestone Payment within [***] after the occurrence of the earliest milestone event that triggered the Milestone Payment. For clarity, the Milestone Payment shall only be payable once upon the first occurrence of the earliest triggering milestone event.

3.3            Net Sales Payments. In partial consideration for executing this Agreement, Zura Bio shall pay to Athanor an amount equal to two percent (2%) of Net Sales for the Product (by Zura Bio and all Related Parties) to the extent such Net Sales are the subject of a royalty payment under the Lilly Agreement (collectively, the “Net Sales Payments”). If applicable, the aggregate Net Sales in each jurisdiction shall be converted to Dollars in accordance with Section 3.6 for purposes of determining the aggregate Net Sales in all jurisdictions. The aggregate Net Sales of the Product shall be for all products that fall within the definition of the Product taken together (e.g., all formulations and dosages).

3.4            Payments.

3.4.1            General. Zura Bio shall make all payments required by this Article 3 by wire transfer of then immediately available funds into an account designated by Athanor, and shall make such payments in Dollars. Each payment of the Initial Fee and the Milestone Payment shall be nonrefundable and non-creditable against any other payments due hereunder.

3.4.2            Net Sales Payments and Reports. Zura Bio shall pay the Net Sales Payments on a Calendar Quarter basis, with respect to the aggregate Net Sales for such Calendar Quarter. At the end of each Calendar Quarter, Zura Bio shall calculate the Net Sales Payments payable to Athanor pursuant to Section 3.3 for such Calendar Quarter, which amounts shall be converted to Dollars at such time in accordance with Section 3.6. Zura Bio shall pay to Athanor the Net Sales Payment due for the Product for Net Sales during a given Calendar Quarter within [***] after the end of such Calendar Quarter. Each Net Sales Payment due to Athanor shall be accompanied by (a) a statement of the amount of aggregate gross sales of the Product (i) in the Territory as a whole and (ii) on a country-by-country basis, in each case, during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars), and (b) an itemized calculation of Net Sales of the Product (A) in the Territory as a whole and (B) on a country-by-country basis, in each case, during the applicable Calendar Quarter, showing for both (A) and (B) deductions provided for in the definition of “Net Sales” during such Calendar Quarter. Without limiting the generality of the foregoing, Zura Bio shall require its Related Parties (and any distributors) to account for their respective Net Sales and to provide such reports with respect thereto as if such Net Sales were made by Zura Bio.

3.5            Taxes and Withholding.

3.5.1            VAT. The Parties agree to cooperate with one another and use commercially reasonable efforts to reduce or eliminate any value added tax, sales tax, consumption tax, or other similar taxes (“VAT”) in respect of any payments made by Zura Bio to Athanor under this Agreement. All payments made by Zura Bio to Athanor pursuant to this Agreement shall be made on a gross basis, without any deduction of any applicable VAT (other than VAT resulting from an Athanor Action (as defined below). Notwithstanding the foregoing, if any VAT results from an Athanor Action (as defined below), any payments made by Zura Bio to Athanor pursuant to this Agreement shall be made after deduction of any such VAT and Athanor shall be solely responsible for such VAT resulting from an Athanor Action, such that Zura Bio shall timely pay any VAT due in connection with such payments to the applicable Governmental Authority (following receipt by Zura Bio of a valid VAT invoice) and shall remit the remaining amount of such payments (reduced by any applicable VAT) to Athanor. In the event that any VAT borne by Athanor is later recovered by Zura Bio or an Affiliate, Zura Bio shall reimburse Athanor within [***] for the deducted amount. In the event that any VAT is owed in any jurisdiction in respect of any such payment, Athanor will provide to Zura Bio tax invoices showing the correct amount of VAT in respect of such payments hereunder and otherwise reasonably cooperate with Zura Bio in connection with the payment or reporting of any VAT; provided, that Zura Bio shall be solely responsible for any VAT that does not result from an Athanor Action. For purposes of this Section 3.5.1, “Athanor Action” means (a) an assignment of Athanor’s (or its assignee’s or successor’s) rights or obligations under this Agreement (in whole or in part) (ii) the exercise by Athanor (or its assignee or successor) of its rights or obligations under this Agreement (in whole or in part) through an Affiliate or third party (or the direct exercise of such rights by an Affiliate of Athanor ); and (iii) a redomiciliation of Athanor (or its assignee or successor).

3.5.2            Withholding Tax Matters. Zura Bio shall be entitled to deduct or withhold from any amounts payable to Athanor pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under any Applicable Law. Any such amounts that are so deducted or withheld and paid to the applicable Governmental Authority shall be treated for all purposes under this Agreement as having been paid to Athanor. Upon Athanor’s reasonable written request, Zura Bio shall deliver a tax payment certificate or other documentation (or a copy thereof), to the extent issued by the applicable Government Authority, certifying payment of such amounts. Notwithstanding anything to the contrary set forth in this Agreement, if Zura Bio or any of its Affiliates has made a payment to Athanor under this Agreement, and if a deduction or withholding on account of taxes should have been, but was not, made from such payment (or should have been, but was not, made from such payment at an increased rate, as applicable) under Applicable Law, upon receipt of a written request by Zura Bio and reasonable evidence from Zura Bio that such deduction or withholding on account of Tax should have been made (or made at a higher rate), Athanor shall promptly reimburse Zura Bio and its Affiliates for the amount of the tax that should have been (but was not) deducted or withheld (and any penalties, interest or expenses payable or incurred in connection with any failure to pay or any delay in paying any of the same).

3.5.3            Tax Cooperation. Prior to the Effective Date and at such other times reasonably requested by Zura Bio, Athanor shall deliver to Zura Bio a duly completed and validly executed Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8, as applicable, and such other forms or documentation reasonably requested by Zura Bio to permit Zura Bio to determine its withholding, information reporting, and other tax reporting or compliance obligations in connection with the transactions and payments contemplated by this Agreement (collectively, the “Tax Forms”). In the event that any Tax Form previously provided by Athanor to Zura Bio becomes expired, obsolete or inaccurate, Athanor shall promptly provide updated Tax Forms or advise of its inability to do so pursuant to Applicable Laws. Without limiting the foregoing, Athanor shall use reasonable efforts to provide any such Tax Forms to Zura Bio at least thirty (30) days prior to the due date for any payments for which Athanor desires that Zura Bio apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, VAT or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT. The obligations of this Section 3.5.3 shall apply mutatis mutandis to any transferee or assignee of Athanor’s rights under this Agreement.

3.6            Currency Conversion. All payments hereunder shall be made in Dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), any amount expressed in a foreign currency shall be converted into Dollars in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, in accordance with GAAP, consistently applied, or by using a reputable source such as the Wall Street Journal or Reuters, at Athanor’s discretion.

3.7            Termination of Letter Agreements. The Letter Agreements are hereby terminated in their entirety and are of no further force or effect.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1            Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows, as of the Effective Date:

4.1.1            Corporate Existence and Power. It is a company or corporation duly incorporated or organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

4.1.2            Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.

4.1.3            No Conflicts. The execution, delivery and performance of this Agreement by it does not (a) conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound or (b) violate any Applicable Laws.

4.1.4            All Consents and Approvals Obtained. All Governmental Authorities and other Persons required to be obtained or provided by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.

4.2            Representations and Warranties of Athanor.

4.2.1            Beneficial Ownership. Schedule A attached hereto reflects, as of the date of this Agreement, all securities of Zura Bio, ZB17, Z33 Bio, and any other Zura Bio Affiliate Beneficially Owned by Athanor or any of its Affiliates or which Athanor or any of its Affiliates has the right to acquire as of the date hereof. Athanor has good, marketable and valid title to and unrestricted power to vote and transfer the Z33 Bio Shares to Zura Bio or its designee free and clear of any Encumbrances. Upon the closing of the Z33 Bio Share Transfer in accordance with the terms of this Agreement, Zura Bio or its designee will obtain, good, marketable and valid title to the Z33 Bio Shares and unrestricted power to vote and sell such shares free and clear of any Encumbrances

4.2.2            Letter Agreements. Athanor has acquired all of Stone Peach’s right, title and interest in and to the Letter Agreements and the Z33 Bio Shares pursuant to the Stone Peach Assignment. Neither Stone Peach nor any other third party has any rights under the Letter Agreements. Upon the termination of the Letter Agreements as set forth herein, neither Athanor nor any other party shall have any rights under the Letter Agreements and such agreements shall be null and void and of no further force or effect.

4.3            No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 5
CONFIDENTIALITY

5.1            Confidential Information.

5.1.1            During the Term, and for a period of [***] thereafter, Athanor will (a) maintain in confidence Confidential Information of Zura Bio to the same extent Athanor maintains its own proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of Zura Bio, except as otherwise expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. As used herein, “Confidential Information” means all information and materials received by Athanor or its Affiliates from the Zura Bio or its Affiliates pursuant to this Agreement. The foregoing obligations and the other obligations set forth in this Section 5.1 shall not apply with respect to any portion of such Confidential Information which:

(a)            is publicly disclosed by Zura Bio, either before or after it becomes known to Athanor;

(b)            was known to Athanor or any or its Affiliates, without any obligation to keep it confidential, prior to when it was received from Zura Bio;

(c)            is subsequently disclosed to Athanor or any of its Affiliates by a Third Party that is lawfully in possession thereof without obligation to keep it confidential;

(d)            has been published by a Third Party or otherwise enters the public domain through no fault of Athanor or any of its Affiliates in breach of this Agreement; or

(e)            has been independently developed or acquired by the receiving Party or any of its Affiliates without the aid, application or use of Zura Bio’s Confidential Information.

5.1.2            Athanor shall have the right to disclose any Confidential Information provided by Zura Bio hereunder if such disclosure is necessary to comply with the terms and conditions of this Agreement, or the requirements of any Applicable Law, but only to the extent of such necessity or requirements, and no such disclosure shall cause any such information to cease to be Confidential Information hereunder, except to the extent such disclosure results in a public disclosure of such information. Where reasonably possible, Athanor shall notify Zura Bio of Athanor’s intent to make such disclosure of Confidential Information pursuant to the preceding sentence sufficiently prior to making such disclosure so as to allow Zura Bio adequate time to take whatever action Zura Bio may deem to be appropriate to protect the confidentiality of the Confidential Information.

5.1.3            Except as set forth above, Athanor agrees that it shall provide or permit access to Confidential Information of Zura Bio only to (a) Athanor’s attorneys, independent accountants and financial advisors for the sole purpose of enabling such attorneys, independent accountants and financial advisors to provide advice to Athanor, and (b) Athanor’s Affiliates, directors, officers, employees, consultants, and advisors, who have a need to know such Confidential Information to assist Athanor with activities contemplated or required of it by this Agreement; provided, that in each case the Person to whom Confidential Information is being disclosed is subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Athanor pursuant to this Section 5.1; and provided, further, that Athanor shall remain responsible for any failure by its attorneys, independent accountants and financial advisors, Affiliates, and its and its Affiliates’ respective directors, officers, employees, consultants, and advisors, and any other parties to whom such Confidential Information is disclosed, to treat such Confidential Information as required under this Section 5.1.

5.1.4            Athanor acknowledges that its breach of any of its obligations under this Section 5.1 may cause Zura Bio irreparable harm, for which monetary damages may be an inadequate remedy. Therefore, notwithstanding anything to the contrary in this Agreement in the event of any such breach, Zura Bio shall be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, to seek injunctive relief, including an accounting for profits, specific performance of the terms hereof and other equitable relief for such breach, without the posting of bond or other security.

5.2            Publicity. Athanor agrees not to issue any press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of Zura Bio.

5.3            Survival. The obligations and prohibitions contained in this Article 5 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of ten (10) years.

ARTICLE 6
TERM AND TERMINATION

6.1            Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 6, shall remain in effect on a country-by-country basis until the expiration of the obligation to pay Net Sales Payments in such country (the “Term”).

6.2            Termination for Material Breach. Either Party may, first having tried and failed to resolve a Dispute in accordance with Section 8.1, and without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety upon written notice to the other Party in the event that the other Party (the “Breaching Party”) materially breached or defaulted in the performance of any of its obligations (including a failure to perform). Unless the Breaching Party has cured or remedied any such breach or default upon the conclusion of the dispute resolution procedure in Section 8.1, such termination shall become effective upon the Breaching Party’s receipt of the written notice of termination to be given within [***] upon the conclusion of the dispute resolution procedure in Section 8.1.

ARTICLE 7
EFFECTS OF EXPIRATION OR TERMINATION

7.1            Expiration of Net Sales Payments. Upon the expiration or termination (whether in its entirety or on a country-by-country basis) of the obligation to pay Lilly a royalty on Net Sales for the Product (by Zura Bio and all Related Parties) in accordance with the Lilly Agreement, Zura Bio shall have no further obligation to make any Net Sales Payments with respect to such corresponding Net Sales of the Product under this Agreement.

7.2            Termination. Upon termination (but not expiration) of this Agreement, in its entirety, or with respect to any given country(ies), all payment obligations under Article 3 shall cease.

7.3            Accrued Rights. Expiration or termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the expiration or termination of this Agreement.

7.4            Survival. Notwithstanding anything to the contrary contained herein, the following provisions shall survive any expiration or termination of this Agreement: Article 1 (Definitions), Section 3.7 (Termination of Letter Agreements), Article 5 (Confidentiality), Article 7 (Effects of Expiration or Termination), Article 8 (Dispute Resolution) and Article 9 (Miscellaneous). Except as set forth in this Article 7 or otherwise expressly set forth herein, upon expiration or termination of this Agreement, all other rights and obligations of the Parties shall cease.

ARTICLE 8
DISPUTE RESOLUTION

8.1            Disputes. The Parties recognize that, from time to time, disputes, controversies or claim may arise which stem from or are related to a Party’s respective rights or obligations under this Agreement or a Party’s actual or alleged breach of this Agreement (a “Dispute”). It is the desire of the Parties to establish procedures to facilitate the resolution of Disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 8 if and when a Dispute arises under this Agreement. If the Parties are unable to resolve any Dispute within thirty (30) days after such Dispute is submitted to it, either Party may, by written notice to the other Party, have such dispute referred to Designated Officers of each Party for attempted resolution. If the Designated Officers cannot reach resolution of the Dispute within thirty (30) days after such referral, the Dispute shall be referred to the Parties’ designated executive officers or their delegates for attempted resolution. In the event the designated executive officers or their delegates are not able to resolve such Dispute within such thirty (30)-day period after receipt of written notice, and a Party wishes to pursue the matter, then each Party may, in its discretion, seek resolution of any and all Disputes that are not resolved under this Section 8.1 in accordance with Section 8.3.

8.2            Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to any rules of conflict of laws.

8.3            Arbitration.

8.3.1            Any unresolved Dispute which was subject to Section 8.1, shall be finally resolved by binding arbitration by the International Chamber of Commerce (“ICC”) administered in accordance with the Rules of ICC in effect on the date of this Agreement and applying the substantive law specified in Section 8.2. Judgment on the arbitration award may be entered in any court having jurisdiction thereof. The obligation to arbitrate under this Section 8.3 shall extend to any claims by or against the Parties and their respective Affiliates and any agents, principals, officers, directors, or employees of either of the Parties or their respective Affiliates.

8.3.2            The arbitration shall be conducted by three (3) arbitrators experienced in the business of pharmaceuticals. Within thirty (30) days after initiation of arbitration, the Parties shall select the arbitrators. Zura Bio, on the one hand, shall select one (1) arbitrator and Athanor, on the other hand, shall select one (1) arbitrator (or, if either Party fails to make a choice, the ICC shall select one (1) arbitrator on behalf of such Party) and the two (2) arbitrators selected by the Parties will mutually select a third arbitrator (or, if they fail to make a choice, the ICC shall select a third arbitrator). In making their determination, the arbitrators shall not have the authority to modify any term or provision of this Agreement. A consensus decision of any two (2) of the arbitrators shall be final, conclusive and binding on the Parties. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

8.3.3            Prior to the arbitrators being selected, either Party, without waiving any remedy under this Agreement, may seek a temporary restraining order or preliminary injunction pursuant to Section 8.3.5 prior to final resolution of the issue by the arbitrators or other resolution of the controversy between the Parties. Once the arbitrators are in place, either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved, and either Party may apply to a court of competent jurisdiction to enforce interim injunctive relief granted by the arbitrators. Any final award by the arbitrators may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The arbitrators may render early or summary disposition of some or all issues, after the Parties have had a reasonable opportunity to make submissions on those issues. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. The Parties intend that each award rendered by an arbitrator hereunder shall be entitled to recognition and enforcement under the United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York, 1958).

8.3.4            Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

8.3.5            Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.

ARTICLE 9
MISCELLANEOUS

9.1            Entire Agreement; Amendment. This Agreement, together with the Schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties.

9.2            Force Majeure. No Party shall be liable for any failure to perform, or be considered in breach of, its obligations under this Agreement (other than obligations to make payments of money) to the extent such performance has been delayed, interfered with or prevented by an event of Force Majeure, and the obligations of such Party under this Agreement (other than obligations to make payments of money) whose performance is affected by Force Majeure shall be suspended during, but not longer than, the continuance of the event of Force Majeure. Any Party that experiences an event of Force Majeure shall provide prompt notice of such event to the other Party, including and an estimate of the likely period of time during which its performance will be affected, and shall use reasonable efforts to remove the condition constituting Force Majeure. In the event of a prolonged condition of Force Majeure that makes it unreasonable to continue to perform other activities then being performed by the Parties and their Affiliates pursuant to this Agreement, the Parties shall consult directly or through the appropriate committees and may appropriately scale back their respective activities in order to avoid waste or inappropriate usage of resources under the circumstances, and neither Party shall be liable for any such reasonable scale back, or be considered in breach of its obligations under this Agreement (other than obligations to make payments of money to the other Party) as a result of such reasonable scale back.

9.3            Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if: (i) mailed by first class certified or registered mail, postage prepaid (which notice shall be effective five (5) Business Days after such mailing); (ii) mailed by express delivery service (which notice shall be effective on the first Business Day after delivery to such service); (iii) sent by electronic mail or (iv)  personally delivered to the appropriate addresses (which notice shall be effective upon delivery to such addresses) set forth below or to such other addresses or numbers for a Party as such Party may inform the other Party by giving five (5) Business Days’ prior written notice:

If to Athanor:

Maples Corporate Services Limited, PO Box 309, Ugland House,

Grand Cayman, KY1-1104, Cayman Islands
Attention: [***]

Email: [***]

If to Zura Bio:

1489 W. Warm Springs Road, Suite 110

Henderson, NV 89014

Attention: [***]

With a copy to [***]

9.4            Assignment. Athanor may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of Zura Bio. Any assignment or transfer, or attempted assignment or transfer, by Athanor in violation of the terms of this Section 9.4 shall be null and void and of no legal effect. This Agreement shall be binding on, and inure to the benefit of, each Party, its successors and permitted assigns.

9.5            Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good-faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

9.6            Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

9.7            Ambiguities; No Presumption. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

9.8            Headings. The headings for each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

9.9            Interpretation. Except where the context expressly requires otherwise: (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any person shall be construed to include the person’s successors and assigns; (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (g) all references herein to Articles, Sections, or Schedules shall be construed to refer to Articles, Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, email, approved minutes or otherwise (but excluding instant messaging); (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”; and (l) the term “to the extent” shall be interpreted to mean the extent or degree to which a subject or thing extends, and shall not simply be construed to mean the word “if.”

9.10          No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

9.11          No Third-Party Beneficiaries. No person or entity other than Zura Bio, Athanor and their respective Affiliates, successors and permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

9.12          Independent Parties. It is expressly agreed that the relationship between Zura Bio and Athanor shall not constitute a partnership, joint venture or agency. Neither Zura Bio nor Athanor shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of such other Party.

9.13          Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by delivery of electronically scanned copies of original signatures delivered by electronic mail, and such signatures shall be deemed to bind each Party as if they were original signatures.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

Zura Bio Limited		Athanor Capital

By:	/s/ Amit Munshi	By:	/s/ Parvinder Thiara

Printed:	Amit Munshi	Printed:	Parvinder Thiara

Title:	Director	Title:	Director

Schedule A

Athanor Capital and Affiliates Beneficial Ownership

Athanor Capital - 2,924,000 class A ordinary shares (as of December 29, 2025)